UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2003

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026 (Commission File Number)	77-0254621 (I.R.S. Employer Identification No.)

2380 Bering Drive, San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets

On October 1, 2003, Pericom Semiconductor Corporation, a California corporation (the “Company”), acting through its wholly-owned subsidiary SaRonix, Inc., a California corporation (the “Subsidiary”), completed the acquisition of substantially all of the assets of SaRonix, LLC, a Delaware limited liability company (“SaRonix”) and designer, manufacturer and distributor of frequency control products. As a result of the acquisition, the Company acquired substantially all of the assets, properties, rights, goodwill and claims used in, relating to or arising from the conduct of the business of SaRonix, including substantially all of its cash, receivables, inventory, equipment and other tangible personal property; substantially all of its intellectual property, rights under contracts with third parties and other intangible property; and all of the outstanding shares of capital stock of SaRonix (Ireland) Limited. The Company also assumed all of SaRonix’s right, title, and interest in and to, and all of SaRonix’s burdens, obligations and liabilities in connection with, SaRonix’s accounts payable in the ordinary course of its business. The Company intends to cause the Subsidiary to continue the current uses of the plant, equipment and other physical property acquired from SaRonix.

The Company had previously loaned amounts to SaRonix pursuant to the terms of a Secured Loan Agreement by and between the Company and SaRonix, dated as of December 11, 2002 and amended by Amendment No. 1 thereto dated as of March 28, 2003 (collectively, the “Loan Agreement”). The Company used general working capital to make these loans.

As an inducement to the Company entering into the Loan Agreement, the Company and SaRonix entered into a Purchase Option Agreement, dated as of January 28, 2003 and amended by Amendment No. 1 thereto dated as of March 28, 2003 and Amendment No. 2 thereto dated September 26, 2003 (collectively, the “Purchase Option Agreement”) pursuant to which SaRonix granted the Company an option (the “Purchase Option”) to purchase substantially all of the assets, properties, rights, goodwill and claims used in, relating to or arising from the conduct of the business of SaRonix. The exercise price of the Purchase Option was the aggregate outstanding principal on loans made by the Company to SaRonix under the Loan Agreement. The Company was given the right to pay the exercise price by delivering to SaRonix all promissory notes representing the exercise price, marked “cancelled”.

The acquisition occurred following the Subsidiary’s exercise of the Purchase Option, which the Company had previously assigned to the Subsidiary. The exercise price was $7,900,067.68.

The Company and SaRonix had previously entered into a Product and Technology License Agreement dated as of December 11, 2002 pursuant to which SaRonix granted the Company license rights to use, reproduce, sell, modify and otherwise exploit all of SaRonix’s products and intellectual property. Other than the Company’s relationship with SaRonix under the Product and Technology License Agreement, the Loan Agreement and the Purchase Option Agreement, there was no material relationship between SaRonix and the Company or any of its affiliates, any director or officer of the Company or any associate of any director or officer of the Company.

On October 1, 2003, the Company issued a press release announcing the acquisition of SaRonix’s assets. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements of SaRonix are not included in this report on Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, the Company will file financial statements of SaRonix by amendment to this report on Form 8-K not later than December 15, 2003.

(b)    Pro Forma Financial Information.

The pro forma financial information of the Company reflecting the acquisition is not included in this report on Form 8-K. In accordance with Item 7(b)(2) of Form 8-K, the Company will file pro forma financial information reflecting the acquisition by amendment to this report on Form 8-K not later than December 15, 2003.

(c)    Exhibits.

The exhibit listed below is being furnished with this report on Form 8-K.

Exhibit Number	Description

2.1	Purchase Option Agreement dated as of January 28, 2003, by and between Pericom Semiconductor Corporation and SaRonix, LLC

2.1.1	Amendment No. 1 to Purchase Option Agreement dated as of March 28, 2003 by and among Pericom Semiconductor Corporation, SaRonix, LLC and Ben Healy

2.1.2	Amendment No. 2 to Purchase Option Agreement dated as of September 26, 2003 by and among Pericom Semiconductor Corporation and SaRonix, LLC

99.1	Press Release issued by Pericom Semiconductor Corporation dated October 1, 2003

Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules to the Purchase Option Agreement have been omitted. Copies of such exhibits and schedules will be furnished supplementally to the Securities and Exchange Commission upon request:

Exhibit A: Form of Exercise Notice

Exhibit B: Form of Bill of Sale

Exhibit C: Form of Assignment and Assumption Agreement

Schedule 2: Purchased Assets

Schedule 4.3: Consents

Schedule 4.5: Encumbrances

Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits to Amendment No. 1 to Purchase Option Agreement have been omitted. Copies of such exhibits will be furnished supplementally to the Securities and Exchange Commission upon request:

Exhibit A-1: Form of Securities Purchase Agreement for Healy Stock

Exhibit A-2: Form of Securities Purchase Agreement for SaRonix Ireland Stock and SaRonix Japan Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Alex C. Hui

Alex C. Hui President and Chief Executive Officer

Date: October 1, 2003

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